UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2023 (February 7, 2023)

POWER AMERICAS RESOURCE GROUP LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-54452	80-0778461
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3350 SW 148th Avenue

Suite 203

Miramar, FL 33027

Tel.: + 1 (888) 507-4751

(Address, including zip code, and telephone number,

 including area code, of registrant's principal executive offices)

 __________________________________________

(Former Name or Former Address,

if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	PARG	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

POWER AMERICAS RESOURCE GROUP LTD.

Form 8-K

Current Report

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2023, the Board of Directors (the “Board”) of Power Americas Resource Group Ltd. (the “Company”) elected Mr. Prabhu Rajendiran as an independent director, to serve until the next annual meeting of the Corporation or until his respective successor is duly appointed. Additionally, Mr. Rajendiran has been appointed to serve as a member of the Corporation’s Audit Committee to serve until the next annual meeting of the Corporation or until his respective successor is duly appointed.

Mr. Prabhu Rajendiran is a Chartered Accountant and Fellow Member of the Institute of Chartered Accountants of India (ICAI) and Associate Member of the Institute of Cost Accountants of India (ICMAI) and founder of a Chartered Accountant Firm S Janarthanam and Co, located in Chennai, Tamil Nadu, India. He is an established tax professional with over 12 years of service experience. During this time, he has handled a wide range of assignments across direct tax, indirect tax matters and has developed strong relationships with senior client stakeholders. Mr. Rajendiran has worked extensively with large domestic companies and multinational entities in setting up or rationalizing business models and nationwide distribution structures. His specific areas of expertise are Direct tax, Indirect tax and Companies Act with special focus on handling Income Tax Assessments, GST Assessments, Companies Act related matters and analyzing risk in various industries via Manufacturing, Media, Hotel, Education, Automobile and Service Industries.

The board of directors of the Company has affirmatively determined that Mr. Rajendiran meets the applicable standards for an independent director under both the rules of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934.

Other than the foregoing, Mr. Rajendiran is not party to any arrangement or understanding with any person pursuant to which he was appointed as a director, nor is either party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

A copy of the Company’s press release announcing Mr. Rajendiran’s election is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 8.01. Other Events.

Establishment of Audit Committee and Adoption of Audit Committee Charter.

On February 7, 2023, the Board established an audit committee (the “Audit Committee”) and approved and adopted a charter (the “Audit Committee Charter”) to govern the Audit Committee, copy of which is attached hereto as Exhibit 99.2. The general purpose of the Audit Committee, as set forth in the Audit Committee Charted is to: (i) oversee the accounting and financial reporting processes of Corporation’s, oversee the Corporation’s systems of internal controls over financial reporting, and facilitate independent external audits of the Company’s consolidated financial statements; (ii) oversee the Company’s relationship with its independent auditors, including appointing or changing the Company’s auditors and ensuring their independence; and, (ii) provide oversight regarding significant financial matters, including the Company’s tax planning, treasury policies, dividends and share issuance and repurchases.

Additionally, the board of directors appointed the following persons as the initial members of the Corporation’s Audit Committee:

1.	Mr. Ramasamy Balasubramanian, the Corporation’s current Chief Financial Officer

2.	Mr. Kumar Elumalai, an independent member of the Corporation’s Board of Directors

3.	Mr. Prabhu Rajendiran is, an independent member of the Corporation’s Board of Directors

2

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated February 8, 2023.

99.2	Audit Committee Charter

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POWER AMERICAS RESOURCE GROUP LTD.

Dated: February 17, 2023	/s/ Mark Croskery
By: Mark Croskery
Its: Chief Executive Officer

4